Exhibit 99.2

Blackboxstocks Inc. Announces Closing of $12 Million Public Offering

DALLAS, TX – November 15, 2021—Blackboxstocks, Inc. (Nasdaq: BLBX) (“Blackbox” or the “Company”), a financial technology and social media hybrid platform offering real-time proprietary analytics for stock and options traders of all levels, today announced the closing of its underwritten public offering of 2,400,000 shares of common stock on November 15, 2021 that was priced to the public at $5.00 per share.

The Company received aggregate gross proceeds of $12 million, before deducting underwriting discounts, commissions, and other estimated offering expenses.

Alexander Capital, L.P. acted as the lead book-running manager and Revere Securities, LLC acted as lead manager for the offering.

The Common Stock began trading on the Nasdaq Capital Market on November 10, 2021, under its same ticker symbol, “BLBX”.

The offering was conducted pursuant to the Company's registration statement on Form S-1, as amended (File No. 333- 260065), which was initially filed with the Securities and Exchange Commission (the “SEC”) on October 5, 2021 and declared effective on November 9, 2021, and (ii) a registration statement on Form S-1MEF (File No. 333-260941) which was filed with the SEC on November 10, 2021 and became effective on such date. A final prospectus relating to the offering was filed with the SEC on November 12, 2021 and is available on the SEC’s website at http://www.sec.gov. Copies of such prospectus may also be obtained from: Alexander Capital, L.P., 17 State Street, New York, New York 10014, (212) 687-5650, info@alexandercapitallp.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

About Blackboxstocks, Inc.

Blackboxstocks, Inc. is a financial technology and social media hybrid platform offering real-time proprietary analytics and news for stock and options traders of all levels. Our web-based software employs “predictive technology” enhanced by artificial intelligence to find volatility and unusual market activity that may result in the rapid change in the price of a stock or option. Blackbox continuously scans the NASDAQ, New York Stock Exchange, CBOE, and all other options markets, analyzing over 10,000 stocks and up to 1,500,000 options contracts multiple times per second. We provide our users with a fully interactive social media platform that is integrated into our dashboard, enabling our users to exchange information and ideas quickly and efficiently through a common network. We recently introduced a live audio/screenshare feature that allows our members to broadcast on their own channels to share trade strategies and market insight within the Blackbox community. Blackbox is a SaaS company with a growing base of users that spans 42 countries; current subscription fees are $99.97 per month or $959.00 annually. For more information, go to: www.blackboxstocks.com.

Safe Harbor Statement

Our prospects here at Blackboxstocks are subject to uncertainties and risks. This press release contains forward-looking statements that involve substantial uncertainties and risks. These forward-looking statements are based upon our current expectations, estimates and projections about our business, and reflect our beliefs and assumptions based upon information available to us at the date of this press release. In some cases, you can identify these statements by words such as “if,” “may,” “might,” “will, “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” and other similar terms. These forward-looking statements include, among other things, plans for proposed operations, descriptions of our strategies, our product and market development plans, and other objectives, expectations and intentions, the trends we anticipate in our business and the markets in which we operate, and the competitive nature and anticipated growth of those markets. We caution readers that forward-looking statements are predictions based on our current expectations about future events. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Our actual results, performance or achievements could differ materially from those expressed or implied by the forward-looking statements as a result of a number of factors including, but not limited to, the risks and uncertainties discussed under risk factors in our registration statement on Form S-1, as amended (File No. 333-260065) as well as our other filings with the SEC. We undertake no obligation to revise or update any forward-looking statement for any reason.

Contacts:

Investors@blackboxstocks.com

PCG Advisory
Stephanie Prince
(646) 863-6341
sprince@pcgadvisory.com

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